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       PROXY                 LA/CAL ENERGY PARTNERS                 PROXY

                  PROXY SOLICITED BY THE MANAGEMENT COMMITTEE
                       FOR A SPECIAL MEETING OF PARTNERS
                                             , 1995

           The undersigned hereby appoints Walter G. Goodrich, and Roland Frautschi, and each of them, with full power of substitution, as proxies to represent the undersigned at a Special Meeting of Partners of La/Cal Energy Partners ("La/Cal") and any adjournment thereof and to vote all interests the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.

       (1) To approve and adopt an Agreement and Plan of Merger dated as of March 10, 1995 (the "Agreement") a copy of which is attached as Appendix I to the accompanying Joint Proxy
           Statement/Prospectus and the transactions contemplated thereby..

               / / FOR          / / AGAINST          / / ABSTAIN

       (2) Subject to the approval and adoption of proposal (1) above and the consummation of the transactions contemplated by the Agreement to dissolve La/Cal and distribute the Goodrich Petroleum Corporation Common Stock received by La/Cal pursuant to the Agreement and Plan of Merger and the other La/Cal assets to the Partners.

               / / FOR          / / AGAINST          / / ABSTAIN

       THE INTERESTS REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE INTERESTS WILL BE VOTED "FOR" PROPOSAL 1.

           This Proxy, if voted for proposal No. 1 hereon, and if not revoked prior to the voting hereof, shall constitute written consent of the undersigned pursuant to Sections 2.02(4) and 8.01(i) of the Agreement of Partnership of La/Cal Energy Partners dated July 15, 1993.
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           If the interests are issued in the names of two or more
       persons, each person should sign the Proxy. If the interests are issued in the name of a corporation or partnership, please sign in the corporate name, by president or other authorized officer, or in the partnership name, by an authorized person.

                                            Dated:____________________, 1995

                                            ________________________________
                                                       Signed

                                            ________________________________
                                                       Signed

                                            Please sign exactly as your
                                            name appears and return this
                                            Proxy promptly in the
                                            accompanying postage-paid
                                            envelope. When signing as
                                            Attorney, Executor,
                                            Administrator, Trustee,
                                            Guardian or in any other
                                            representative capacity,
                                            please give your full title
                                            as such.

         IF YOU PLAN TO ATTEND THIS MEETING PLEASE CHECK THIS BOX.  / /

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY
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